SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2010
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue
Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     On January 25, 2009, Libbey Inc. (the “Company”) issued a press release announcing that its wholly-owned subsidiary, Libbey Glass Inc. (“Libbey Glass”), commenced a tender offer and consent solicitation for any and all of its $306.0 million outstanding aggregate principal amount of Floating Rate Senior Secured Notes due 2011 (the “Notes”). The tender offer is contingent upon the satisfaction of certain conditions including (a) the consummation of a number of related financing transactions on terms satisfactory to the Company and (b) the receipt of requisite consents in order to adopt certain proposed amendments to the indenture governing the Notes. A copy of the Company’s press release is furnished pursuant to Item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.
     The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes.
     This information is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Company specifically incorporates it by reference in a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.
Exhibit
99.1	Press Release dated January 25, 2010, announcing the tender offer and consent solicitation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2010	LIBBEY INC.
	By:	/s/ Gregory T. Geswein
		Name:	Gregory T. Geswein
		Title:	Vice President, Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

Exhibit 99.1	Press Release dated January 25, 2010, announcing the tender offer and consent solicitation.